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                                                                       EXHIBIT F


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Newmark Homes Corp.

     We have audited the accompanying consolidated statement of financial condition of Newmark Homes Corp. and subsidiaries as of December 31, 2001 and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Newmark Homes Corp. and subsidiaries at December 31, 2001, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                          ERNST & YOUNG LLP

Miami, Florida
January 18, 2002, except for
Note 13, as to which the
date is April 15, 2002
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               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Newmark Homes Corp.:


     We have audited the accompanying consolidated statement of financial condition of Newmark Homes Corp. and subsidiaries (the Successor Company), a subsidiary of Technical Olympic, Inc. as of December 31, 2000 and the related consolidated statements of income, stockholders' equity, and cash flows for the year ended December 31, 2000 and for the period from commencement of its operations on December 16, 1999 through December 31, 1999. We have also audited the accompanying consolidated statements of income, stockholders' equity, and cash flows of Newmark Homes Corp. and subsidiaries (the Predecessor Company) as described in Note 2 of the financial statements), a subsidiary of Pacific USA Holdings Corp., for the period from January 1, 1999 to December 15, 1999. These consolidated financial statements and schedule are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation of the financial statements and schedule. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the Successor Company's consolidated financial statements referred to above, present fairly, in all material respects, the financial position of the Company as of December 31, 2000, and the results of its operations and cash flows for the year ended December 31, 2000 and the period from commencement of its operations on December 16, 1999 to December 31, 1999, in conformity with accounting principles generally accepted in the United States. Further in our opinion, based on our audit, the Predecessor Company's consolidated financial statements, referred to above, present fairly, in all material respects, the results of operations and cash flows of the Predecessor Company for the period from January 1, 1999 to December 15, 1999, in conformity with accounting principles generally accepted in the United States.


     As discussed in Note 2 of the financial statements, Technical Olympic, Inc. acquired an 80% interest in the Predecessor Company on December 15, 1999, in a business combination accounted for as a purchase. As a result, the consolidated financial statements of the Successor Company are presented on a new basis of accounting different from the financial statements of the Predecessor Company and, therefore, are not comparable.


BDO SEIDMAN, LLP
Los Angeles, California
January 31, 2001